UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2004

GREENHOLD GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number including area code)

(615) 384-1286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On October 18, 2004 Greenhold Group, Inc. (the “Company”) consummated an Agreement and Plan of Merger (the “Merger Agreement”) with Golf Acquisition, Inc., a Florida corporation (“GOLF”). The principal stockholder of the Company (“Principal Stockholder”) was also a party to the Merger Agreement. Pursuant to the Merger Agreement, GOLF was merged with and into the Company. At the effective time of the merger (defined below), the issued and outstanding shares of common stock of GOLF were surrendered in exchange for an aggregate of 237,300,000 shares of the Company’s common stock, par value $0.001 per share. The consideration for the acquired interest of GOLF was determined as a result of arm’s length negotiations between the Company, GOLF and the Principal Stockholder. Stanford Venture Capital Holdings, Inc. (“Stanford”), the majority interest holder of GOLF, beneficially owns 262,500,000 of the shares of common stock issued pursuant to the Merger Agreement.

The merger became effective on October 18, 2004 (“Effective Date”), when Articles of Merger were filed with the Secretary of State of Florida. Upon the Effective Date of the Merger Agreement, the separate corporate existence of GOLF terminated and each issued and outstanding unit of GOLF was converted into the right to receive 35 shares of the Company’s common stock for each unit of GOLF.

The basis of control of the Company by the GOLF shareholders results from their beneficial ownership of approximately 89% of the issued and outstanding shares of the Company’s common stock as of the effective date of the Merger Agreement. There are no arrangements known to the Company, the operation of which may at a subsequent date result in another change of control of the Company.

The new principal stockholders of the Company after the Effective Date of the Merger Agreement and the initial closing under the Securities Purchase Agreement described below are identified in Exhibit 99.1 accompanying this Current Report.

The Company is engaged in the business of manufacturing, marketing, distributing and selling high quality men’s and women’s golf bags and accessories. New management of the Company intends to change the company’s name to Datrek Miller International, Inc., a name that is more reflective of the company’s current business operations.

The summary of the Merger Agreement above is qualified by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Merger, John D. Harris resigned as the sole director and executive officer of the Company. On the Closing Date of the Merger Agreement, the existing directors and officers of the Company resigned and new officers and directors were designated in accordance with the Merger Agreement. The new officers and directors of the Company are the following:

Name	Position

Michael S. Hedge	Chief Executive Officer, Director

Deborah Ryan	Chief Operating Officer, Director

Patrick B. Fox	Chief Financial Officer

Michael S. Hedge, age 48, became the Chairman and Chief Executive Officer of the Company effective as of the closing of the Merger. Prior to that, from July 19, 2004 to the effective date of the Merger Mr. Hedge served as President of Miller Golf Company, LLC, a manufacturer of golf accessories. From December 2003 through July 15, 2004, Mr. Hedge acted as a consultant for Stanford. From October 2000 to December 2003, Mr. Hedge served as Senior Vice President of Nexterna, Inc., a wholly owned subsidiary of Union Pacific Corporation, a provider of real-time service management solutions to companies that deliver on-site repair and maintenance services. From May 1999 to August 2000, he was President and Chief Executive Officer of FocusWireless.com, a wholesale distributor of wireless products. Mr. Hedge also served as FocusWireless.com’s Executive Vice President for Business Development from February 1999 to May 1999. Prior to this, Mr. Hedge held various senior management positions with Cellstar Corporation from September 1987 to February 1999, a leading provider of distribution and value-added logistics services to the wireless communications industry.

Deborah Ryan, age 50, became the Chief Operating Officer of the Company effective as of the closing of the Merger. Ms. Ryan was the founder, principal shareholder and Chief Executive Officer of DPB since June 1979. Prior to that, from June 1975 to June 1979 Ms. Ryan held various sales positions with Wilson Sporting Goods Company. Ms. Ryan earned a Bachelor of Arts with a major in Communications from the University of Illinois in 1974. Dennis Ryan, Ms. Ryan’s husband, became the President of Datrek effective as of the closing of the Merger.

Patrick B. Fox, age 61, became the Chief Financial Officer of the Company effective as of the closing of the Merger. Mr. Fox was the Chief Financial Officer of DPB from April 1995 through the closing of the Merger. Prior to that, from April 1993 to March 1995, Mr. Fox was self employed providing management consulting services to various entities. Mr. Fox has served as Vice President of Finance for Empire Berol USA (from February 1990 to April 1993), Baird Ward (from February 1989 to February 1990) and Schrader Automotive, Inc. (from October 1984 to February 1989). From June 1965 to October 1984, Mr. Fox held various accounting and finance positions with General Electric Company. Mr. Fox earned a Bachelor of Arts with a major in Accounting from Duke University in 1965.

On October 15, 2004, the Company entered into an employment agreement with Michael S. Hedge. Mr. Hedge will serve as the Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of $190,000 and has an initial term of four years. The Employment Agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 150,000 shares of the common stock of the Company. The employment agreement also includes a change in control provision. This provision provides that in the event that Mr. Hedge is terminated as a result of a change in control of the Company, the Company is obligated to continue paying Mr. Hedge’s base salary for a period of one year following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were the shareholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

On October 15, 2004, the Company entered into an employment agreement with Deborah Ryan. Ms. Ryan will serve as the Chief Operating Officer of the Company. The employment agreement provides for an annual base salary of $150,000 and has an initial term of four years. The Employment Agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 25,000 shares of the common stock of the Company. The employment agreement also includes a change in control provision. This provision provides that in the event that Ms. Ryan is terminated as a result of a change in control of the Company, the Company is obligated to continue paying Ms. Ryan’s base salary for a period of one year following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were the shareholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

On October 15, 2004, Datrek entered into an employment agreement with Dennis Ryan. Mr. Ryan will serve as the Chief Executive Officer and President of Datrek. The employment agreement provides for an annual base salary of $150,000 and has an initial term of four years. The Employment Agreement also provides for annual bonuses as determined by Datrek’s Board of Directors and options to purchase 25,000 shares of the common stock of the Company. The employment agreement also includes a change in control provision. This provision provides that in the event that Mr. Ryan is terminated as a result of a change in control of Datrek, Datrek is obligated to continue paying Mr. Ryan’s base salary for a period of one year following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were the shareholders of Datrek immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of Datrek in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes a liquidation or dissolution of Datrek or the sale of all or substantially all of the assets of Datrek.

ITEM 8.01	Other Events

On October 15, 2004, Datrek Acquisition, Inc., a Florida corporation (“Datrek”), and Stanford entered into a Securities Purchase Agreement in which Stanford agreed to make an aggregate investment, in several tranches, of $4,500,000, subject to the conditions of that agreement (the “Investment”). Subsequently, pursuant to a merger of a wholly owned subsidiary of GOLF with and into Datrek, Datrek became a wholly owned subsidiary of GOLF. The Investment is in the form of shares of common stock of Datrek and, following the consummation of the Merger, shares of common stock of the Company. For its aggregate investment of $4,500,000, Stanford will receive an aggregate of 157,500,000 shares of Common Stock. The initial purchase under the Securities Purchase Agreement, in connection with which Stanford was entitled to 55,300,000 shares of Common Stock in exchange for $1,580,000, occurred upon closing.

On October 15, 2004, Datrek, Datrek Professional Bags, Inc. (“DPB”) and the principal shareholders of DPB entered into an Asset Purchase Agreement in which Datrek agreed to purchase substantially all of the assets and assume substantially all of the liabilities of DPB for an aggregate purchase price of $8,115,000 consisting of cash, promissory notes and 2.2 million shares of common stock of DPB, subject to the conditions of that agreement (the “Datrek Purchase Agreement”). A portion of the purchase price under the Datrek Purchase Agreement is evidenced by two promissory notes delivered by Datrek to DPB. A short-term note in the principal amount of $2,240,000 is payable in two monthly installments of $560,000 each on November 15, 2004 and December 15, 2004, with a final payment in the amount of $1,120,000 due December 31, 2004. So long as there is no default thereunder, the short-term note does not bear interest. A long-term note in the principal amount of $3,200,000 with interest accruing at 8% per annum is payable in two installments of $1,600,000 each due on June 30, 2007 and December 31, 2007, respectively. The long-term note matures on December 31, 2007. Payments of interest are made quarterly commencing on January 10, 2005. The obligations of Datrek under this long-term note are guaranteed by an Irrevocable Standby Letter of Credit issued in favor of DPB by Stanford International Bank, an affiliate of Stanford.

In connection with the transactions contemplated by the Datrek Purchase Agreement, Datrek entered into a 7-year triple-net lease with DPB relating to a 14.06 acre facility located in Springfield, Tennessee formerly used by DPB in its operations. The lease provides for initial monthly rent payments in the amount of $49,412.46 with adjustments made on an annual basis consistent with changes in the applicable Consumer Price Index.

As described above, Datrek subsequently became a wholly owned subsidiary of GOLF. Upon the consummation of the Merger, DPB received 77,000,000 shares of Common Stock. Deborah Ryan and Patrick B. Fox, former executive officers of DPB, have been designated as the Chief Operating Officer and the Chief Financial Officer of the Company, respectively.

On October 15, 2004, Miller Acquisition, Inc., a Florida corporation and wholly owned subsidiary of GOLF (“Miller”) and Miller Golf Company, LLC (“MGC”) entered into an Asset Purchase Agreement in which Miller agreed to purchase all of the assets of MGC for an aggregate purchase price consisting of 3,000,000 shares of common stock of GOLF, subject to the conditions of that agreement (the “Miller Purchase Agreement”). Upon the consummation of the Merger, MGC received 105,000,000 shares of Common Stock. MGC is 95% owned by Stanford.

In connection with the transactions contemplated by the Miller Purchase Agreement, Miller and MGC entered into a Transition Services Agreement. Pursuant to this agreement, MGC will provide certain services required to transition the operations of MGC in its current location in Rockland, Massachusetts. Miller is obligated to reimburse MGC for all costs and expenses incurred by MGC during the transition and wind down phase which is expected to be completed on or before December 31, 2004. Thereafter, the operations of Miller will continue from Datrek’s Springfield, Tennessee location.

Following the consummation of the transactions contemplated by the Datrek Purchase Agreement and the Miller Purchase Agreement, Datrek and Miller changed their corporate names to Datrek Professional Bags, Inc. and Miller Golf Company, respectively. Subsequent to the Merger, Datrek Professional Bags, Inc. and Miller Golf Company became wholly owned subsidiaries of the Company.

On October 15, 2004, Datrek and Miller entered into a Loan and Security Agreement with FCC, LLC d/b/a First Capital, an asset-based lender (the “Lender”), wherein the Lender has agreed to extend credit to Datrek and Miller in an amount not to exceed $5,000,000 (the “Loan”). This Loan will be used to help fund the ongoing operations of the Datrek and Miller. The obligations of Datrek and Miller are secured by a first priority security interest in certain eligible accounts receivable, inventory and other assets of Datrek and Miller. In addition, the Company has guaranteed the obligations of Datrek and Miller.

The Loan has been established as a revolving line of credit. The maximum amount available under the Loan at any time, referred to as the “Borrowing Base,” is an amount equal to the lesser of: (i) $5,000,000, and (ii) the sum of 85% of the dollar amount of eligible accounts receivable (as defined in the Loan documents) plus the lesser of $2,000,000, 50% of the dollar value of eligible inventory (as defined in the Loan documents), and 85% of the dollar amount of eligible accounts receivable, less certain reserves required by the Lender. Amounts under the Loan accrue interest at the per annum equal to the Prime Rate plus 2.50%. The Loan has an initial term of two years and, thereafter, renews for succeeding one-year periods unless either party provides notice to the other of its intention to terminate the Loan.

The initial proceeds from this Loan, in the approximate amount of $3.7 million, were used to fully satisfy all amounts due by DPB to Capital Business Credit, a division of Capital Factors, Inc., DPB’s former asset-based lender.

In connection with the transactions described in this Report, at the closing of the Merger the Company has issued five-year warrants exercisable at par value to purchase 3,500,000 shares of Common Stock each to Osvaldo Pi, Daniel Bogar, William Fusselman and Ronald M. Stein.

Immediately prior to the Merger, an aggregate of 19,250,000 shares of the common stock of the Company was sold to three entities for a total purchase price of $19,250. Pursuant to the stock purchase agreements evidencing these transactions, each of the subscribers is entitled to certain registration rights. Specifically, the three entities may call upon the Company at any time following 90 days from the closing to file a registration statement with the SEC registering the 19,250,000 shares.

Following the Merger, Online ServicesUSA, Inc., Shadrach Enterprises, Inc. and Defuniak Springs Internet, Inc. (former wholly-owned subsidiaries of the Company) were sold to John D. Harris, the former principal shareholder and officer of the Company. In connection with such sales, Mr. Harris agreed to indemnify and hold the Company harmless from any and all liabilities of the subsidiaries arising following the closing of the sales.

The summary of the Securities Purchase Agreement, Lock-Up Agreement and Datrek Purchase Agreement and Miller Purchase Agreement are qualified by reference to the complete text of the agreements, which are filed in their entirety as exhibits to this Current Report.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(c)	Exhibits

The following exhibits are being filed herewith:

2.1	Agreement and Plan of Merger dated as of October 15, 2004 among the Company, the principal stockholder of the Company and GOLF

10.1	Securities Purchase Agreement dated as of October 15, 2004, between Datrek and Stanford

10.2	Lock-Up Agreement dated as of October 15, 2004, among Datrek, DPB and Stanford.

10.3	Shareholders’ Agreement dated as of October 15, 2004, among Datrek, DPB and Stanford.

10.4	Asset Purchase Agreement dated as of October 15, 2004, among Datrek, DPB and Dennis and Deborah Ryan.

10.5	Asset Purchase Agreement dated as of October 15, 2004, between Miller and MGC.

10.6	Lease Agreement dated as of October 15, 2004, between Datrek and DPB.

10.7	Stock Purchase Agreement dated as of October 15, 2004, between the Company and Croft Investments Limited Partnership.

10.8	Stock Purchase Agreement dated as of October 15, 2004, between the Company and Andora Investments Limited Partnership.

10.9	Stock Purchase Agreement dated as of October 15, 2004, between the Company and Nahara Group, Inc.

10.10	Stock Purchase Agreement dated as of October 15, 2004, between John D. Harris and the Company.

10.11	Loan and Security Agreement dated as of October 15, 2004, among FCC, LLC d/b/a First Capital, Datrek and Miller.

10.12	Guaranty of the Company dated as of October 15, 2004.

99.1	List of Principal Stockholders of the Company after the Merger.

99.2	Press release of Greenhold Group, Inc. dated October 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhold Group, Inc.

Dated: October 21, 2004	By:	/s/ MICHAEL S. HEDGE
Michael S. Hedge Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger dated as of October 15, 2004 among the Company, the principal stockholder of the Company and GOLF.

10.1	Securities Purchase Agreement dated as of October 15, 2004, between Datrek and Stanford.

10.2	Lock-Up Agreement dated as of October 15, 2004, among Datrek, DPB and Stanford.

10.3	Shareholders’ Agreement dated as of October 15, 2004, among Datrek, DPB and Stanford.

10.4	Asset Purchase Agreement dated as of October 15, 2004, among Datrek, DPB and Dennis and Deborah Ryan.

10.5	Asset Purchase Agreement dated as of October 15, 2004, between Miller and MGC.

10.6	Lease Agreement dated as of October 15, 2004, between Datrek and DPB.

10.7	Stock Purchase Agreement dated as of October 15, 2004, between the Company and Croft Investments Limited Partnership.

10.8	Stock Purchase Agreement dated as of October 15, 2004, between the Company and Andora Investments Limited Partnership.

10.9	Stock Purchase Agreement dated as of October 15, 2004, between the Company and Nahara Group, Inc.

10.10	Stock Purchase Agreement dated as of October 15, 2004, between John D. Harris and the Company.

10.11	Loan and Security Agreement dated as of October 15, 2004, among FCC, LLC d/b/a First Capital, Datrek and Miller.

10.12	Guaranty of the Company dated as of October 15, 2004.

99.1	List of Principal Stockholders of the Company after the Merger.

99.2	Press release of Greenhold Group, Inc. dated October 20, 2004.